EXHIBIT 32

Section 906 Certification

CERTIFICATION
BY SAMUEL J.FURROW
AS INTERIM CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS
(PRINCIPAL EXECUTIVE OFFICER) AND HAMISH SANDHU AS CHIEF FINANCIAL OFFICER (PRINCIPAL
FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER)

In connection with this quarterly report on Form 10-Q which is being filed by Joe’s Jeans Inc. for the period ended August 31, 2015, we, Samuel J. Furrow, as Interim Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer), and Hamish Sandhu, as Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Joe’s Jeans Inc., hereby certify pursuant to 18 U.S.C. Section 135, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.             the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Joe’s Jeans Inc.

October 13, 2015

/s/ SAMUEL J. FURROW
Samuel J. Furrow
Interim Chief Executive Officer and Chairman of the Board of Directors(Principal Executive Officer)

/s/ HAMISH SANDHU
Hamish Sandhu
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Joe’s Jeans Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.